Exhibit 23



                        BALMER AND NELSON
                   CERTIFIED PUBLIC ACCOUNTANT
                           P.O. BOX 360
                      FAIRFIELD, IOWA 52556
                           515-472-4773


                  INDEPENDENT AUDITORS' CONSENT

March 23, 1999

Board of Directors
Dr. Abravanel's Formulas, Inc.
124 South Hudson Avenue
Los Angeles, CA 90004

We consent to the use in this Registration Statement of Dr. Abravanel's Formulas, Inc. on Form SB-10 of our report dated February 28, 1999.

/s/ Balmer and Nelson
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Balmer & Nelson
Fairfield, IA 52556